As filed with the Securities and Exchange Commission on August 4, 2016
File No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
__________________
CHEVRON CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	94-0890210 (I.R.S. Employer Identification No.)

6001 Bollinger Canyon Road
San Ramon, California 94583-2324
(Address of Principal Executive Offices)

Chevron Corporation Deferred Compensation Plan For Management Employees II
(Full Title of the Plan)

Mary A. Francis, Esq.
Corporate Secretary and Chief Governance Officer
Chevron Corporation
6001 Bollinger Canyon Road
San Ramon, California 94583-2324
Telephone: (925) 842-1000
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Christine L. Cavallo, Esq. Assistant Secretary and Managing Counsel Chevron Corporation 6001 Bollinger Canyon Road San Ramon, California 94583-2324 Telephone: (925) 842-1000	Brian M. Wong, Esq. Pillsbury Winthrop Shaw Pittman LLP Four Embarcadero Center 22nd Floor San Francisco, California 94111-5998 Telephone: (415) 983-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One)

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities To be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Deferred Compensation Obligations (1)	$120,000,000	100%	$120,000,000	$12,084
Common Stock, par value $0.75 per share	1,195,695	$ 100.36(3)	$ 120,000,000	N/A
Total registration Fee	N/A	N/A	N/A	$12,084

(1)
The Deferred Compensation Obligations being registered are general unsecured obligations of Chevron Corporation (“Chevron” or the “Registrant”) under the Chevron Corporation Deferred Compensation Plan for Management Employees II (the “Plan”). Certain of such Deferred Compensation Obligations may be fulfilled at the option of the plan participant either in cash or in shares of Chevron Common Stock. Accordingly, reference is made in the above table to the maximum number of shares of Chevron Common Stock that may be issued in fulfillment of such Deferred Compensation Obligations.

(2)	Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee.

(3)
Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee based upon the average of the high and low prices of Chevron’s Common Stock on the New York Stock Exchange on August 1, 2016.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

REGISTRATION OF ADDITIONAL SECURITIES
This Registration Statement on Form S-8 registers additional securities of the same class as other securities for which a previously filed Registration Statement on Form S-8 relating to the Chevron Corporation Deferred Compensation Plan for Management Employees II is effective. Accordingly, pursuant to General Instruction E to Form S-8, Chevron Corporation ("Chevron" or the “Registrant”) hereby incorporates by reference the contents of the previously filed Registration Statement on Form S-8 (Registration No. 333-190421 filed by the Registrant on August 7, 2013) and Registration Statement on Form S-8 (Registration No. 333-152846 filed by the Registrant on August 7, 2008) and hereby deems the contents of those Registration Statements to be a part of this Registration Statement, except as otherwise updated or modified herein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference
The following documents filed by Chevron with the Commission are incorporated by reference into this Registration Statement:
(a)    Chevron’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the Commission on February 25, 2016;
(b)    Chevron’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2016, filed with the Commission on May 5, 2016, and for the quarter ended June 30, 2016, filed with the Commission on August 4, 2016;
(c)    Chevron’s Current Reports on Form 8-K filed with the Commission on February 2, 2016, April 4, 2016, May 3, 2016, May 17, 2016 and June 1, 2016; and
(d)    Chevron’s Restated Certificate of Incorporation, dated May 30, 2008, containing a description of Chevron’s Common Stock, filed as Exhibit 3.1 to Chevron’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, filed with the Commission on August 7, 2008.
All reports or other documents subsequently filed by Chevron and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold hereunder, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of filing such reports and documents.
Any statement contained in a document incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed incorporated herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

Item 8.    Exhibits
Exhibit
Number        Exhibit Description

4.1
Restated Certificate of Incorporation of Chevron Corporation, dated May 30, 2008, filed as Exhibit 3.1 to Chevron’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, filed August 7, 2008, and incorporated herein by reference.

4.2	By-Laws of Chevron Corporation, as amended September 30, 2015, filed as Exhibit 3.2 to Chevron’s Current Report on Form 8-K, filed September 30, 2015, and incorporated herein by reference.

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1	Consent of PricewaterhouseCoopers LLP.
23.2        Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

24.1 to 24.9	Powers of Attorney for Non-Employee Directors of Chevron Corporation.

99.1
Chevron Corporation Deferred Compensation Plan for Management Employees II, filed as Exhibit 10.5 to Chevron’s Annual Report on Form 10-K for the year ended December 31, 2008, and incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Ramon, State of California, on August 4, 2016.
CHEVRON CORPORATION
(Registrant)

By:    /s/ John S. Watson
John S. Watson
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on August 4, 2016 by the following persons in the capacities indicated.

PRINCIPAL EXECUTIVE OFFICERS (and DIRECTORS)	DIRECTORS
/s/ John S. Watson	/s/ Linnet F. Deily*
John S. Watson	Linnet F. Deily
Chairman and Chief Executive Officer
/s/ Robert E. Denham *
Robert E. Denham

/s/ Alice P. Gast*
Alice P. Gast
PRINCIPAL FINANCIAL OFFICER
/s/ Enrique Hernandez, Jr.*
/s/ Patricia E. Yarrington	Enrique Hernandez, Jr.
Patricia E. Yarrington
Vice President and Chief Financial Officer	/s/ Jon M. Huntsman, Jr.*
Jon M. Huntsman, Jr.
PRINCIPAL ACCOUNTING OFFICER
/s/ Charles W. Moorman, IV*
/s/ Jeanette L. Ourada	Charles W. Moorman, IV
Jeanette L. Ourada
Vice President and Comptroller	/s/ John G. Stumpf*
John G. Stumpf

/s/ Ronald D. Sugar*
*ATTORNEY-IN-FACT	Ronald D. Sugar

/s/ Mary A. Francis	/s/ Inge G. Thulin*
Mary A. Francis	Inge G. Thulin
Corporate Secretary and Chief Governance Officer

INDEX TO EXHIBITS
Exhibit
Number        Exhibit Description

4.1
Restated Certificate of Incorporation of Chevron Corporation, dated May 30, 2008, filed as Exhibit 3.1 to Chevron’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, filed August 7, 2008, and incorporated herein by reference.

4.2	By-Laws of Chevron Corporation, as amended September 30, 2015, filed as Exhibit 3.2 to Chevron’s Current Report on Form 8-K, filed September 30, 2015, and incorporated herein by reference.

5.1*	Opinion of Pillsbury Winthrop Shaw Pittman LLP.

23.1*	Consent of PricewaterhouseCoopers LLP.
23.2*        Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).

24.1 to 24.9*	Powers of Attorney for Non-Employee Directors of Chevron Corporation.

99.1
Chevron Corporation Deferred Compensation Plan for Management Employees II, filed as Exhibit 10.5 to Chevron’s Annual Report on Form 10-K for the year ended December 31, 2008, and incorporated herein by reference.

* Filed herewith